[ON THE HEADED PAPER OF TD BANK EUROPE LIMITED]

To:      UPC Distribution Holding B.V. ("UPCD")

From:    TD Bank Europe Limited
         (acting with the approval of the Majority Lenders) as Facility Agent


                                                                 1st March, 2002


Dear Sirs,

Senior secured credit facility dated 26th October, 2000 made between, inter alia, UPCD, TD Bank Europe Limited and Toronto Dominion (Texas), Inc. as Facility Agents and the banks and financial institutions listed therein (the "Facility Agreement")

We refer to the Facility Agreement. Terms defined in the Facility Agreement shall have the same meaning when used in this letter, save where expressly defined otherwise.

1. Temporary waiver of certain rights

UPCD has requested the Lenders to temporarily waive certain of their rights under the Finance Documents arising as a result of a failure by United Pan-Europe Communications N.V. ("UPC") to pay the interest due on any of the senior notes issued under the indentures listed in the schedule to this letter (the "Indentures") on the dates specified in the schedule (any such failure to pay being a "Specified Event").

We confirm that the Majority Lenders agree, subject to the terms and conditions outlined below, not to exercise their rights during the Relevant Period (defined below) under the Relevant Clauses (defined below) of the Facility Agreement which would otherwise arise as a result of any Default under:

(a) Clause 18.5(a) of the Facility Agreement which is constituted by a Specified Event; or

(b) Clause 18.5(c) of the Facility Agreement which is constituted by an event described in Clause 18.5(c) under the document relating to any Financial Indebtedness of UPC, UPCD or any of their Subsidiaries which event itself is constituted by a Specified Event.

At the end of the Relevant Period, the rights of the Finance Parties in respect of the Relevant Clauses and any Specified Event will revive and will be exercisable in full by the Finance Parties.

"Co-ordinating Committee" means The Toronto Dominion Bank, JPMorgan Chase Bank, The Royal Bank of Scotland plc, Fortis Bank (Nederland) N.V. and Bank of America, N.A. acting as co-ordinating committee pursuant to the letter of request from UPCD dated 1st March, 2002.

"Deloitte & Touche Engagement Letter" means the letter of engagement between the Co-ordinating Committee and Deloitte & Touche dated 1st March, 2002.

"Relevant Clauses" means the following clauses of the Facility Agreement:

(a)  Clause 18.21 (Acceleration);

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

(b) Clauses 4.2 (Further conditions precedent) (in respect of Rollover Advances and, subject to paragraph 2(d)(ii), (iii) and (iv) below, certain new money Advances);

(c) Clause 16.23(c) (UPC Distribution Pledged Account), subject to paragraph 2(c) below; and

(d)  Clause 26.2(b)(iii) (Transfers by Lenders).

"Relevant Period" means the period commencing on the Effective Date (as defined below) and ending on the earlier of:

(a)  3rd June, 2002;

(b) the date five Business Days after the date on which the Facility Agent (acting on the instructions of the Majority Lenders) notifies UPCD in writing of a breach by UPCD of its obligations hereunder which is continuing unremedied, unless the breach (if capable of remedy) is remedied within such 5 Business Day period; or

(c) the occurrence of any Event of Default under the Facility Agreement (other than an Event of Default in respect of which the Majority Lenders have agreed in this letter to temporarily waive certain of their rights).

2.   Conditions

The above agreement by the Majority Lenders is subject to the following terms and conditions. UPCD acknowledges and agrees to these terms and conditions and undertakes to perform its obligations as set out below.

(a) The Finance Parties and the Beneficiaries reserve all their rights in respect of any Default (whether in existence at the date hereof or arising thereafter and whether or not known to any Finance Party or Beneficiary), except to the extent such rights are expressly varied by this letter.

(b) UPCD shall ensure that by no later than 1st March, 2002, Eur 100,000,000 in cash is injected into the Borrower Group by way of subscription by persons outside the Borrower Group for shares in UPCD and/or Subordinated Shareholder Loans and is deposited into the UPC Distribution Pledged Account (as defined in clause 16.23 of the Facility Agreement).

(c) Subject to Clause 16.23 of the Facility Agreement, withdrawals may be made by UPCD from the UPC Distribution Pledged Account and amounts withdrawn shall be applied to meet expenditures arising in the ordinary course of the Business of the Borrower Group as carried on in accordance with the Facility Agreement (including the payment of interest and commitment fees payable under the Facility Agreement).

(d) Subject to the terms of the Facility Agreement and (during the Relevant Period) notwithstanding the occurrence of any Specified Event, Advances may be drawn under the Facility Agreement after the date of this Agreement only as follows:

     (i)  Rollover Advances may continue to be drawn; and

     (ii) following:

          (A)  the Effective Date;

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
          (B) written confirmation by the Co-ordinating Committee to the Facility Agent that Deloitte & Touche have prepared a report to Lenders (which has been delivered to the Co-ordinating Committee on or before 1st March, 2002) which states that, on the basis of Deloitte & Touche's limited scope procedures as set out in Appendix 1(E) of the Deloitte & Touche Engagement Letter, (1) the Year 1 Liquidity Analysis is reasonable as to quantum; however, in relation to timing, UPCD has had more success in delaying the unwinding of its opening working capital than was envisaged in the Year 1 Liquidity Analysis and UPCD has a materially higher cash balance as at 31st January, 2002, a position that Deloitte & Touche expect to unwind progressively throughout the period to 3rd June, 2002. Accordingly, it is reasonable for UPCD to say it requires to draw Eur100,000,000 under the Facility by 3rd June, 2002; and (2) the cash position as at 1st January, 2002 of the UPCD Group and the Parent Group is accurate in all material respects (where the defined terms bear the same meaning as in the Deloitte & Touche Engagement Letter); and

          (C) written confirmation by the Co-ordinating Committee to the Facility Agent that the Co-ordinating Committee has received, not less than three weeks prior to the first proposed Utilisation Date which falls during the Relevant Period, a business plan for the Borrower Group for a period of not less than three years (such period ending no earlier than 31st December, 2004) and that such plan contains financial projections (and supporting materials) which on their face show full compliance by the Borrower Group during the term of the plan with all financial and payment covenants and availability tests under the Facility Agreement,

          Advances (not being Rollover Advances) may be drawn under Facility A for the purpose of being applied in the ordinary course of the Business of the Borrower Group as carried on in accordance with the Facility Agreement (including the payment of interest and commitment fees payable under the Facility Agreement), subject to there being not more than Eur25,000,000 standing to the credit of the UPC Distribution Pledged Account on the proposed Utilisation Date (deducting from the balance of that account for this purpose the amount of all disbursements to be made from such account on such date) and further provided that the amount of such new money Advance shall not exceed the projected cash requirements of the Borrower Group at the relevant time as set out in the liquidity analysis supplied to the Co-ordinating Committee for the financial year ending 31st December, 2002 and for the thirteen week or 3 month period commencing on 1st January, 2002 and in any event shall not exceed Eur 100,000,000 in aggregate for all such Advances;

    (iii) each Interest Period selected after the date of this letter until the end of the Relevant Period shall be one month, or such other period as the Facility Agent (or if required by the Facility Agreement, all the Lenders) may agree; and

    (iv) for the avoidance of doubt, the availability of Advances under paragraphs (i) and (ii) above will be subject to no Default or, in the case of Rollover Advances, Event of Default (other than a Default or, in the case of Rollover Advances, Event of Default in respect of which the Majority Lenders have agreed in this letter to temporarily waive certain of their rights) being outstanding on the date of the Request for such Advance or on its Utilisation Date or resulting from the making of the Advance.

          The Co-ordinating Committee will give the written confirmations referred to in sub-paragraphs (ii)(B) and (C) above as soon as practicable after these conditions are satisfied. It

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


          is not a condition to any drawing under Facility A that the contents of the business plan referred to in (ii)(C) above are verified by the Co-ordinating Committee or its financial advisers.

(e)  [Deliberately left blank]

(f) UPCD shall ensure that the Co-ordinating Committee (and, in the case of sub-paragraphs (ii) to (v) (inclusive) below, Deloitte & Touche) receives the following documentation, by the dates specified below:

     (i)    [Deliberately left blank];

     (ii)   [Deliberately left blank];

     (iii)  [Deliberately left blank];

     (iv)   [Deliberately left blank]; and

     (v) any business plan for the Borrower Group that is delivered to UPC's high yield bondholders, by no later than the date such plan is delivered to such bondholders and in any event a three year business plan for the Borrower Group for the period ending on 31st December, 2004 by no later than three weeks before the first Utilisation under paragraph 2(d)(ii) above which is made during the Relevant Period and in any event by 26th April, 2002.

(g)  UPCD shall ensure that:

     (i) professional advisers are appointed by 15th April, 2002 to represent the bondholders of UPC in respect of the notes issued under the Indentures in relation to the prospective restructuring of these notes;

     (ii) during the Relevant Period, neither UnitedGlobalCom, Inc ("UGC") nor UPC will sell or cause to be sold any such Securities held by or on behalf of UGC or UPC respectively (other than to an Affiliate or pursuant to any exchange offer made in respect of all Securities issued by UPC under the Indentures); and

     (iii) details of any formal tender offer proposals to be made by UPC or associated parties to the bondholders are provided to the Co-ordinating Committee not less than one Business Day prior to such proposals being publicly announced.

(h) UPCD acknowledges and agrees that Deloitte & Touche is to be appointed by the Co-ordinating Committee to undertake the reviews and prepare the reports described in the Deloitte & Touche Engagement Letter. UPCD shall, and shall ensure that UPC does, provide all assistance reasonably required by Deloitte & Touche in undertaking its reviews and preparing its reports to the Lenders. UPCD shall ensure that following the delivery of the initial 13 week liquidity analysis referred to in paragraph 2(d)(ii) above, the Co-ordinating Committee and Deloitte & Touche thereafter receive a rolling 13 week or three month liquidity analysis for the Borrower Group (prepared on the same basis). UPCD shall ensure that the report by Deloitte & Touche referred to in paragraph 2(d)(ii)(B) and Deloitte & Touche's report (the "Deloitte & Touche Business Plan Report") in respect of the business plan referred to in paragraph 2(f)(v) above is each promptly reviewed by UPCD and UPC and that UPC and UPCD promptly comment on and confirm the factual correctness of such reports so as to allow, in the case of the Deloitte & Touche Business Plan Report, such report to be delivered to the Co-ordinating Committee by no later than 17th May, 2002.

(i) UPCD shall provide the Co-ordinating Committee with weekly progress reports (by way of conference calls or meetings), which shall include without limitation updates as to progress on the restructuring of UPC's high yield bonds. In addition, UPCD shall ensure that senior officers of UPC and UPCD (including without limitation the senior financial officers) attend monthly bank meetings with all the Lenders.

(j) UPCD shall pay upon presentation of the relevant invoice all of the costs and expenses (including without limitation the fees properly incurred of the advisers referred to in paragraphs 2(h) (to the extent referred to in the Deloitte & Touche Letter) and 2(i)) incurred by the Facility Agent, the Security Agent or the Co-ordinating Committee in connection with the temporary waiver of rights referred to above and in connection with any restructuring of the Facility Agreement (or any discussions or other work undertaken with a view to such restructuring). UPCD shall also pay to the Co-ordinating Committee all fees and other amounts referred to in the fee letter entered into between UPCD and the Co-ordinating Committee on 1st March, 2002.

3.   Effective date

The Relevant Period shall commence on the date on which the Facility Agent notifies UPCD and the Lenders that it has received the documents and evidence specified below in form and substance satisfactory to it (acting reasonably) (the "Effective Date"):

     (a)  evidence that UPCD has complied with paragraph 2(b);

     (b)  [Deliberately left blank];

     (c)  [Deliberately left blank]; and

     (d) evidence of the due authorisation and execution of this letter by UPCD.

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

The Facility Agent will give this notice as soon as practicable after these conditions are satisfied. If the Effective Date has not occurred by 3rd March, 2002 (or such later date as the Majority Lenders may agree in writing), the Majority Lender's agreement under paragraph 1 (Temporary waiver of certain rights) will be automatically cancelled, notwithstanding any subsequent satisfaction of these conditions.

4.   Amendments to the Facility Agreement

With effect on the Effective Date until the end of the Relevant Period (subject to the last sentence of this paragraph 4):

(a) any Event of Default in respect of which the Majority Lenders have agreed in this letter to temporarily waive their rights shall be disregarded for the purpose of Clause 15.8 of the Facility Agreement;

(b)  Clause 15.14(a) of the Facility Agreement shall be amended as follows:

     (i) by changing each reference to "Information Memorandum" to "Material Information";

     (ii) by changing the reference in Clause 15.14(a)(i) from "UPC" to "UPC and/or any of its Subsidiaries (other than any member of the Borrower Group)";

     (iii) by replacing "material facts and circumstances" on line one and "material factual information" on line three in each case with "material financial information"; and

     (iv)   by inserting a definition of "Material Information" as follows:

          ""Material Information" means any information delivered by or on behalf of UPC or the Borrower Group to any Finance Party or its or their advisers pursuant to the terms of the waiver letter dated 1st March, 2002 between the Facility Agent and UPC Distribution.";

(c) Clause 15.25 of the Facility Agreement shall be amended by deleting "15.14 (Information)," on line 4 and inserting a new Clause 15.25(d) as follows:

          "(d) Without limiting paragraph (a) above, the representation and warranty set out in Clause 15.14 (Information) shall be made by UPC Distribution on the date any Material Information is delivered to any Finance Party by or on behalf of UPC or the Borrower Group.";

(d) Clause 16.23(a) of the Facility Agreement shall be amended to provide for monthly cash sweeps into the UPC Distribution Account, by replacing the words "each financial quarter of UPC Distribution ending after 1st January, 2001 (or any earlier financial quarter, if practicable), . . . " with the words "each calendar month"; and

(e) Clause 18.5(a),(b) and (d) of the Facility Agreement shall be amended by changing each reference to "UPC" to "UPC and/or any of its Subsidiaries (other than any member of the Borrower Group, UPC Distribution Holdco, UPC Polska Inc. or UPC Germany GmbH or any of their Subsidiaries)".

If the Relevant Period ends because of an Event of Default, the above amendments shall continue to apply until such Event of Default is remedied or waived by the Majority Lenders (or, if required, all the Lenders).

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

5. Miscellaneous

UPCD enters into this letter on its own behalf and on behalf of each Obligor pursuant to the authority under Clause 2.6 of the Facility Agreement.

UPCD hereby makes the representations and warranties in Clauses 15.2, 15.3, 15.4 and 15.5 of the Facility Agreement (on the basis that for this purpose references in those Clauses to the Facility Agreement or the Finance Documents shall be construed as references to this letter).

Save as expressly provided for in this letter, this letter is not a waiver or amendment of any term of the Finance Documents and the Finance Documents remain in full force and effect.

This letter is designated a Finance Document and may be signed in any number of counterparts.

This letter is governed by English law.

Please confirm your acceptance of the terms of this letter, by countersigning it and returning it to Stephen McPherson at TD Bank Europe Limited (fax number: + 44 20 7638 0006) with a copy to Philip Bowden at Allen & Overy London (fax number: +44 20 7330 9999).

Yours faithfully,

..............................................
for and on behalf of
TD Bank Europe Limited
in its capacity as Facility Agent (acting with the approval of the Majority Lenders)

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


                                    SCHEDULE

                            UPC high yield indentures

USD  800,000,000  10.875%  senior  notes due 2009 and Euro  300,000,000  10.875%
senior notes due 2009 issued under an indenture dated as of 30th July, 1999 under which interest is due semi-annually with the next interest payment date falling on 1st February, 2002.

USD  200,000,000  10.875%  senior  notes due 2007 and Euro  100,000,000  10.875%
senior notes due 2007 issued under an indenture dated as of 29th October, 1999 under which interest is due semi-annually with the next interest payment date falling on 1st May, 2002.

USD  252,000,000  11.250%  senior  notes due 2009 and Euro  101,000,000  11.250%
senior notes due 2009 issued under an indenture dated as of 29th October, 1999 under which interest is due semi-annually with the next interest payment date falling on 1st May, 2002.

USD  600,000,000  11.250%  senior  notes due 2010 and Euro  200,000,000  11.250%
senior notes due 2010 issued under an indenture dated as of 20th January, 2000 under which interest is due semi-annually with the next interest payment date falling on 1st February, 2002.

USD 300,000,000 11.500% senior notes due 2010 issued under an indenture dated as of 20th January, 2000 under which interest is due semi-annually with the next interest payment date falling on 1st February, 2002.

We agree to the above terms and conditions:



...............................................
For and on behalf of UPC Distribution Holding B.V.


We hereby confirm our acknowledgement and agreement to the above terms and conditions and consent to the entry into by UPC Distribution Holding B.V. of this letter. We hereby confirm that each of the Facility Agreement and the other Finance Documents (as amended from time to time including pursuant to the above terms and conditions) and our obligations thereunder remain in full force and effect.



...............................................
For and on behalf of Cable Network Austria Holding B.V.



...............................................
For and on behalf of
Stipdon Investments B.V.



...............................................
For and on behalf of UPC Distribution Holding B.V.



...............................................
For and on behalf of
UPC Financing Partnership



...............................................
For and on behalf of
UPC France Holding B.V.

..............................................
For and on behalf of
UPC Holding B.V.



...............................................
For and on behalf of
UPC Holding II B.V.



...............................................
For and on behalf of
UPC Nederland N.V.



...............................................
For and on behalf of UPC Scandinavia Holding B.V.